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                                                                    EXHIBIT 10.2

                             2001 STOCK OPTION PLAN

                                       OF

                        CORCEPT THERAPEUTICS INCORPORATED

         1.       Purpose of this Plan

                  The purpose of this 2001 Stock Option Plan of Corcept Therapeutics Incorporated is to enhance the long-term shareholder value of Corcept Therapeutics Incorporated by offering opportunities to eligible individuals to participate in the growth in value of the equity of Corcept Therapeutics Incorporated.

         2.       Definitions and Rules of Interpretation

                  2.1 Definitions. This Plan uses the following defined terms:

                           (a) "Administrator" means the Board, the Committee,
or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

                           (b) "Affiliate" means a "parent" or "subsidiary" (as
each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

                           (c) "Applicable Law" means any and all laws of
whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

                           (d) "Board" means the board of directors of the
Company.

                           (e) "Change of Control" means any transaction or
event that the Board specifies as a Change of Control under Section 10.4.

                           (f) "Code" means the Internal Revenue Code of 1986.

                           (g) "Committee" means a committee composed of Company
Directors appointed in accordance with the Company's charter documents and
Section 4.

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                           (h) "Company" means Corcept Therapeutics
Incorporated, a Delaware corporation.

                           (i) "Company Director" means a member of the Board.

                           (j) "Consultant" means an individual who, or an
employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

                           (k) "Director" means a member of the board of
directors of the Company or an Affiliate.

                           (l) "Divestiture" means any transaction or event that
the Board specifies as a Divestiture under Section 10.5.

                           (m) "Employee" means a regular employee of the
Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or
(iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Optionee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Optionee's Options under Section 10. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

                           (n) "Exchange Act" means the Securities Exchange Act
of 1934.

                           (o) "Executive" means, if the Company has any class
of any equity security registered pursuant to Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered pursuant to Section 12 of the Exchange Act, "Executive" means any (i) Director, (ii) any officer elected or appointed by the board of directors, or (iii) any beneficial owner of more than 10% of any class of the Company's equity securities.

                           (p) "Expiration Date" means, with respect to an
Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the


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Option, disregarding the effect of an Optionee's Termination or any other event that would shorten that period.

                           (q) "Fair Market Value" means the value of Shares as
determined under Section 17.2.

                           (r) "Fundamental Transaction" means any transaction
or event described in Section 10.3.

                           (s) "Grant Date" means the date the Administrator
approves the grant of an Option. However, if the Administrator specifies that an Option's Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Option is that future date or the date that the condition is satisfied.

                           (t) "Incentive Stock Option" means an Option intended
to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Option Agreement for that Option.

                           (u) "Listed Security" means any Share listed or
approved for listing upon notice of issuance on a national securities exchange or other market system that meets the requirements of Section 25100(o) of the California Securities Law of 1968, as amended.

                           (v) "Nonstatutory Option" means any Option other than
an Incentive Stock Option.

                           (w) "Officer" means an officer of the Company as
defined in Rule 16a-1 adopted under the Exchange Act.

                           (x) "Option" means a right to purchase Shares of the
Company granted under this Plan.

                           (y) "Option Agreement" means the document evidencing
the grant of an Option.

                           (z) "Option Price" means the price payable under an
Option for Shares, not including any amount payable in respect of withholding or other taxes.

                           (aa) "Option Shares" means Shares covered by an
outstanding Option or purchased under an Option.


                           (bb) "Optionee" means: (i) a person to whom an Option
has been granted, including a holder of a Substitute Option, (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and


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16, and (iii) a person who holds Option Shares subject to any right of repurchase under Section 15.2.

                           (cc) "Plan" means this 2001 Stock Option Plan of
Corcept Therapeutics Incorporated.

                           (dd) "Qualified Domestic Relations Order" means a
judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

                           (ee) "Reverse Vesting" means that an Option is or was
fully exercisable but that, subject to a "reverse" vesting schedule, the Company has a right to repurchase the Option Shares as specified in Section 15.2(a), with the Company's right of repurchase expiring in accordance with the "forward" vesting schedule that would otherwise have applied to the Option under which the Option Shares were purchased or other vesting schedule described in the Option Agreement.

                           (ff) "Rule 16b-3" means Rule 16b-3 adopted under
Section 16(b) of the Exchange Act.

                           (gg) "Securities Act" means the Securities Act of
1933.

                           (hh) "Share" means a share of the common stock of the
Company or other securities substituted for the common stock under Section 10.

                           (ii) "Substitute Option" means an Option granted in
substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

                           (jj) "Termination" means that the Optionee has ceased
to be, with or without any cause or reason, an Employee, Director or Consultant. However, if so determined by the Administrator, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

                  2.2 Rules of Interpretation. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.


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         3.       Shares Subject to this Plan; Term of this Plan

                  3.1 Number of Option Shares. Subject to adjustment under
Section 10, the maximum number of Shares that may be issued under this Plan is 2,000,000.

                  3.2 Source of Shares. Option Shares may be authorized but unissued Shares. If an Option is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Option shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan shall not be available for regrant even if repurchased by the Company.

                  3.3 Term of this Plan

                           (a) This Plan shall be effective on the date it has
been both adopted by the Board and approved by the Company's shareholders.

                           (b) Subject to Section 13, this Plan shall continue
in effect for a period of ten years from the earlier of the date on which the Plan was adopted by the Board and the date on which the Plan was approved by the Company's shareholders.

         4.       Administration

                  4.1 General

                           (a) The Board shall have ultimate responsibility for
administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Options to Executives, and an Administrator other than the Board or the Committee may grant Options only within guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.


                           (b) So long as the Company has registered and
outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and,


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after the expiration of any transition period permitted by Treasury
Regulations Section 1.162-27(h)(3), who are "outside directors" as defined in
Section 162(m) of the Code.

                  4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

                           (a) to grant Options, including Substitute Options;

                           (b) to determine the Fair Market Value of Shares;

                           (c) to determine the Option Price of Options;

                           (d) to select the Optionees;

                           (e) to determine the times Options are granted;

                           (f) to determine the number of Shares subject to each
Option;

                           (g) to determine the types of payment that may be
used to purchase Option Shares;

                           (h) to determine the types of payment that may be
used to satisfy withholding tax obligations;

                           (i) to determine the other terms of each Option,
including but not limited to the time or times at which Options may be exercised, whether and under what conditions an Option is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

                           (j) to modify or amend any Option;

                           (k) to authorize any person to sign any Option
Agreement or other document related to this Plan on behalf of the Company;

                           (l) to determine the form of any Option Agreement or
other document related to this Plan, and whether that document, including signatures, may be in electronic form;

                           (m) to interpret this Plan and any Option Agreement
or document related to this Plan;

                           (n) to correct any defect, remedy any omission, or
reconcile any inconsistency in this Plan, any Option Agreement or any other document related to this Plan;


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                           (o) to adopt, amend, and revoke rules and regulations
under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

                           (p) to adopt, amend, and revoke rules and procedures
relating to the operation and administration of this Plan to accommodate non-U.S. Optionees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Optionees;

                           (q) to determine whether a transaction or event
should be treated as a Change of Control, a Divestiture or neither;

                           (r) to determine the effect of a Fundamental
Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

                           (s) to make all other determinations the
Administrator deems necessary or advisable for the administration of this Plan.

                  4.3 Scope of Discretion. Subject to the last sentence of this
Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 4.3, in making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Options, all Optionees, all Options or all Option Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

         5.       Persons Eligible to Receive Options

                  5.1 Eligible Individuals. Options (including Substitute Options) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate.

                  5.2 Section 162(m) Limitation. So long as the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code:
(a) no Employee or prospective Employee may be granted one or more Options under this Plan to purchase more than 1,000,000 Shares, subject to adjustment under
Section 10, and (b) Options may be granted to an Executive only by the Committee (and, notwithstanding Section 4.1(a), not by the Board). If an Option is cancelled without being exercised, that cancelled


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Option shall continue to be counted against the limit on Options that may be granted to any individual under this Section 5.2.

         6.       Terms and Conditions of Options

                  The following rules apply to all Options:

                  6.1 Price. No Option may have an Option Price less than 85% of the Fair Market Value of the Shares on the Grant Date. No Option intended as "qualified incentive-based compensation" within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option if that is required by Applicable Law.

                  6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

                  6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee's directorship, employment or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the Option Shares.

                  6.4 Form of Payment

                           (a) The Administrator shall determine the acceptable
form and method of payment for exercising an Option.

                           (b) Acceptable forms of payment for all Option Shares
are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

                           (c) In addition, the Administrator may permit payment
to be made by any of the following methods:

                               (i) other Shares, or the designation of other
                  Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

                               (ii) provided that a public market exists for the
                  Shares, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD


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                  Dealer") under which the Optionee irrevocably elects to
                  exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a "Cashless Exercise");

                               (iii) one or more full recourse promissory notes
                  bearing interest at a fair market value rate that is also at least sufficient to avoid imputation of interest under Sections 483, 1274 and 7872 of the Code and with such other terms as the Administrator specifies, except that the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, if that is required by Applicable Law, {and} the Company shall at all times comply with any applicable margin rules of the Federal Reserve; and

                               (iv) any combination of the methods of payment
                  permitted by any paragraph of this Section 6.4.

                           (d) The Administrator may also permit any other form
or method of payment for Option Shares permitted by Applicable Law.

                  6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order.

                  6.6 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 10) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

                  6.7 Repricings. Other than as determined by the Administrator, Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Option Price of the Options.


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         7.       Incentive Stock Options

                  The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

                           (a) The Expiration Date of an Incentive Stock Option
shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

                           (b) No Incentive Stock Option may be granted more
than ten years from the date this Plan was approved by the Board.

                           (c) Options intended to be incentive stock options
under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 (or such other amount provided by the Code) in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under
Section 422 of the Code as Nonstatutory Options. The stock options or portions of stock options to be reclassified as Nonstatutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

                           (d) In order for an Incentive Stock Option to be
exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.


                           (e) Any Incentive Stock Option granted to a Ten
Percent Shareholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A "Ten Percent Shareholder" is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the


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total combined voting power of all classes of stock of the Company or of any
Affiliate on the Grant Date.

                           (f) The Option Price of an Incentive Stock Option
shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

                           (g) Incentive Stock Options may be granted only to
Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee's Incentive Stock Options become Nonstatutory Options if not exercised within the time period described in Section 7(i).

                           (h) No rights under an Incentive Stock Option may be
transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company's compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

                           (i) An Incentive Stock Option shall be treated as a
Nonstatutory Option if it remains exercisable after, but is not exercised within, the three-month period beginning with the Optionee's Termination for any reason other than the Optionee's death or disability (as defined in Section 22(c) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, that three-month period provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Optionee's Termination.

         8.       Consulting or Employment Relationship

                  Nothing in this Plan or in any Option Agreement, and no Option or the fact that Option Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Optionee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.


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         9.       Exercise of Options

                  9.1 In General. An Option shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

                  9.2 Time of Exercise. An Option shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) with respect to Nonstatutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

                  9.3 Issuance of Option Shares. The Company shall issue Option Shares in the name of the person properly exercising the Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued, except as provided in Section 10.

                  9.4 Termination

                           (a) In General. Except as provided by the
Administrator, including in an Option Agreement, and as otherwise provided in Sections 9.4(b), (c), (d), e and (f), after an Optionee's Termination the Optionee's Options shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the period ending three months after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

                           (b) Leaves of Absence. Except as otherwise approved
by the Administrator, no Option may be exercised more than three months after the beginning of a leave of absence, other than a personal leave approved by the Administrator with employment guaranteed upon return or authorized medical leave. Options shall not continue to vest during a leave of absence, other than an approved personal leave with employment guaranteed upon return or authorized medical leave.


                           (c) Death or Disability. Unless otherwise provided by
the Administrator, if an Optionee's Termination is due to death or disability (as determined


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by the Administrator with respect to Nonstatutory Options and as defined by
Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Optionee to the extent exercisable at the date of that Termination, may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Option may be exercised as provided in Section 16. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. In the case of an Optionee who dies or become disabled within three months after Termination, the Optionee's Options may be exercised for one year after the death or disability of such Optionee. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

                           (d) Divestiture. If an Optionee's Termination is due
to a Divestiture, the Board may take any one or more of the actions described in
Section 10.3 or 10.4.

                           (e) Termination for Cause. If an Optionee's
Termination is for Cause, all of the Optionee's Options shall automatically terminate and cease to be exercisable at the time of Termination and all Options exercised after the first event constituting cause may be rescinded by the Administrator. "Cause" means material dishonesty, fraud, or misconduct; disclosure or misuse of confidential information; conviction of, or a plea of guilty or no contest to, a felony or similar offense or other intentional conduct, in each case that could cause significant injury to the business or reputation of the Company, as determined by the Administrator.

                           (f) Reverse Vesting. Under any circumstances stated
in this Section 9.4 in which all unvested Options of an Optionee immediately vest, the Company's repurchase rights shall lapse on all Option Shares held by that Optionee which are subject to Reverse Vesting.

         10.      Certain Transactions and Events

                  10.1 In General. Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10.


                  10.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Options that may


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be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the Option Price and number and class of securities issuable under each outstanding Option, and (d) the repurchase price of any securities substituted for Option Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

                  10.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a "Fundamental Transaction"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Options,
(b) accelerate the vesting and termination of outstanding Options so that Options can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate (c) cancel Options in exchange for cash payments to Optionees, and (d) either arrange for any repurchase rights of the Company with respect to Option Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Option Shares. The Board need not adopt the same rules for each Option or each Optionee.

                  10.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a "Change of Control". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section
10.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee.


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                  10.5 Acceleration upon Certain Events. Notwithstanding
anything to the contrary in this Plan, all Options granted under the Plan shall have their vesting accelerated (or, in the case of Options subject to immediate exercisability and Reverse Vesting, the Company's right of repurchase shall lapse) by 12 months, upon the occurrence of any of the following events:

                           (a) a sale or other disposition of all or
substantially all of the assets of the Company;

                           (b) the Company or an Affiliate is a party to a
merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction,

                           (c) an acquisition by any person, entity or group
within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the voting power entitled to vote in the election of Directors;

                           (d) as a result of or in connection with a contested
election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board.

                  10.6 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a "Divestiture". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 10.3 or 10.4 with respect to Options or Option Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Option or each Optionee.


                  10.7 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Options to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company's repurchase rights on Option Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before


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

the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

                  10.8 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Optionee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Optionee in connection with any transaction or event addressed in this Section 10 would be greater if one or more of those steps were not taken with respect to that Optionee's Options or Option Shares, then and to that extent one or more of those steps shall not be taken.

         11.      Withholding and Tax Reporting

                  11.1 Tax Withholding Option

                           (a) General. Whenever Option Shares are issued or
become free of restrictions, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares or release Option Shares from an escrow until the Optionee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Options is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

                           (b) Method of Payment. The Optionee shall pay any
required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Optionee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Option Shares to be withheld to pay required withholding. If the Administrator permits Option Shares to be withheld, the Fair Market Value of the Option Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

                  11.2 Reporting of Dispositions. Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

         12.      Compliance with Law


                  12.1 Applicable Law. The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law,


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

including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

         13.      Amendment or Termination of this Plan or Outstanding Options

                  13.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

                  13.2 Shareholder Approval. The Company shall obtain the approval of the Company's shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Options intended to be Incentive Stock Options. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Plan.

                  13.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Option to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Optionees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination or Option Shares issued under such Options even if those Option Shares are issued after the termination.


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

         14.      Reserved Rights

                  14.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

                  14.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options, or the issuance of Option Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

         15.      Special Arrangements Regarding Option Shares

                  15.1 Escrows and Pledges. To enforce any restrictions on Option Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Option Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Optionee who delivers a promissory note as partial or full consideration for the purchase of Option Shares will be required to pledge and deposit, with the Company, some or all of the Option Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral, unless stated otherwise in the Option Agreement and the note.

                  15.2 Repurchase Rights

                           (a) Reverse Vesting. If an Option is subject to
Reverse Vesting, the Company shall have the right, during the 90 days after the Optionee's Termination, to repurchase any or all of the Option Shares that were unvested as of the date of that Termination, for a price equal to the lower of:
(i) the Option Price for such Shares, minus the amount of any cash dividends paid or payable with respect to the Option Shares for which the record date precedes the repurchase, and (ii) the Fair Market Value of those Option Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Option Shares were purchased in whole or in part for a promissory note, cancellation of indebtedness under that note, or a combination of those means. The Company may assign this right of repurchase.

                           (b) Procedure. The Company or its assignee may choose
to give the Optionee a written notice of exercise of its repurchase rights under this Section 15.2. However, the Company's failure to give such a notice shall not affect its rights to repurchase Option Shares. The Company must, however, tender the repurchase price during the period specified in this Section 15.2 for exercising its repurchase rights in order to exercise such rights.

                  15.3 Market Standoff. If requested by the Company or a representative of its underwriters in connection with a registration of any securities of the Company under the Securities Act, Optionees or certain Optionees shall be prohibited from selling some or all of their Option Shares during a period not to exceed 180 days after the effective date of any registration statement of the Company. However, it shall not apply to any registration statement on Form S-8 or an equivalent registration statement.

         16.      Beneficiaries

                  An Optionee may file a written designation of one or more beneficiaries who are to receive the Optionee's rights under the Optionee's Options after the Optionee's death. An Optionee may change such a designation at any time by written notice. If an Optionee designates a beneficiary, the beneficiary may exercise the Optionee's Options after the Optionee's death. If an Optionee dies when the Optionee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Optionee's estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Optionee's will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

         17.      Miscellaneous

                  17.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                  17.2 Determination of Value. Fair Market Value shall be determined as follows:


                           (a) Listed Stock. If the Shares are traded on any
established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "Value Date") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

                           (b) Stock Quoted by Securities Dealer. If Shares are
regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

                           (c) Initial Public Offering. The Fair Market Value of
Shares on the date, if any, that the Company makes an initial public offering of Shares shall be the price at which Shares are first offered to the public.

                  17.3 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

                  17.4 Electronic Communications. Any Option Agreement, notice of exercise of an Option, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

                  17.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Options or Option Shares shall be in writing (or, if so authorized by Section 17.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Adopted by the Board on:  December 4, 2001

Approved by the shareholders on:  December 11, 2001

Effective date of this Plan: [_________________]

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